Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arrow Financial Corporation:

We consent to the incorporation by reference in the registration statement (No. 333-197927, No. 333-210110 and No. 333-219822) on Form S-3 and (No. 333-62719, No. 333-151550, No. 333-188479, and No. 333-188480) on Form S-8 of Arrow Financial Corporation and subsidiaries of our reports dated March 12, 2018, with respect to the consolidated balance sheets of Arrow Financial Corporation and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of Arrow Financial Corporation and subsidiaries.

/s/ KPMG LLP

Albany, New York
March 12, 2018